UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2015 (October 30, 2015)

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 15, 2015, Central Federal Corporation (“CFC”) announced the resignation of Thad Perry as President of CFC and its wholly-owned subsidiary, CFBank, effective as of October 9, 2015 (the “Resignation Date”).  On October 30, 2015, CFBank and Mr. Perry executed a Resignation Agreement and General Release setting forth the terms of Mr. Perry’s separation from service with CFC and CFBank (the “Resignation Agreement”).  Pursuant to the Resignation Agreement, Mr. Perry confirmed his resignation of employment with CFBank and as an officer of CFC and CFBank, effective as of the Resignation Date, and resigned as a member of the Boards of Directors of CFC and CFBank effective as of October 30, 2015.

Under the terms of the Resignation Agreement, Mr. Perry will be entitled to (a) continue to receive his base salary, in the amount of $16,667 per month, for a period of nine months following the Resignation Date (but will not be entitled to receive any other compensation or benefits, including but not limited to any bonus payments), (b) reimbursement for up to $5,000 of actual costs incurred by Mr. Perry for outplacement services, and (c) immediate vesting of the remaining unvested portion of the incentive stock options previously granted to Mr. Perry under the Central Federal Corporation 2009 Equity Compensation Plan, as amended.   Pursuant to the Resignation Agreement, Mr. Perry agreed to abide by confidentiality and non-disparagement covenants.  Mr. Perry also agreed to a release of any and all claims against CFBank and its affiliates (including CFC) and related parties relating to Mr. Perry’s employment and association with CFBank or the termination of that employment and association.

The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the Resignation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Resignation Agreement described under Item 1.01 above, Mr. Perry resigned as a member of the Boards of Directors of CFC and CFBank effective as of October 30, 2015.  The Board of Directors of CFC intends to evaluate potential director candidates to fill the vacancy on the Board of Directors resulting from the resignation of Mr. Perry.

Item 9.01.  Financial Statements and Exhibits.

(a)through (c):  Not applicable.

(d)Exhibits:

Exhibit No.	Description
10.1	Resignation Agreement and General Release between CFBank and Thad Perry, executed on October 30, 2015 and effective as of October 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: November 5, 2015	By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell
Chief Executive Officer